     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 14, 1999


                                            REGISTRATION STATEMENT NO. 333-75301
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------


                                AMENDMENT NO. 6
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                               -----------------

                           STRIDE & ASSOCIATES, INC.
             (Exact Name of Registrant as Specified in its Charter)

            DELAWARE                             7361                            13-3789932
  (State or Other Jurisdiction       (Primary Standard Industrial             (I.R.S. Employer
of Incorporation or Organization)     Classification Code Number)            Identification No.)

                        222 BERKELEY STREET, SUITE 1620
                          BOSTON, MASSACHUSETTS 02116
                                 (617) 536-3800
  (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive office)

                              MICHAEL C. ROBICHAUD
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           STRIDE & ASSOCIATES, INC.
                        222 BERKELEY STREET, SUITE 1620
                          BOSTON, MASSACHUSETTS 02116
                                 (617) 536-3800
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------

                                   COPIES TO:

      JOHN J. EGAN III, P.C.              PHILIP P. ROSSETTI, ESQ.
     KATHLEEN R. BROWNE, ESQ.           JOSEPH E. MULLANEY III, ESQ.
    GOODWIN, PROCTER & HOAR LLP               HALE AND DORR LLP
          EXCHANGE PLACE                       60 STATE STREET
 BOSTON, MASSACHUSETTS 02109-2881        BOSTON, MASSACHUSETTS 02109
          (617) 570-1000                       (617) 526-6000

                           --------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

This Amendment No. 6 to Stride & Associates, Inc.'s Registration Statement on Form S-1 is being filed solely for the purpose of filing certain exhibits.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (1)

    The following table sets forth the estimated expenses payable by us in connection with this offering (excluding underwriting discounts and commissions):

NATURE OF EXPENSE                                                                                        AMOUNT
----------------------------------------------------------------------------------------------------  ------------
SEC Registration Fee................................................................................  $  18,079.04
NASD Filing Fee.....................................................................................         7,004
Nasdaq National Market Listing Fee..................................................................        75,625
Accounting Fees and Expenses........................................................................             *
Legal Fees and Expenses.............................................................................             *
Printing Expenses...................................................................................       100,000
Blue Sky Qualification Fees and Expenses............................................................        10,000
Transfer Agent's Fee................................................................................             *
Miscellaneous.......................................................................................             *
                                                                                                      ------------
    Total...........................................................................................  $    950,000

    The amounts set forth above, except for the Securities and Exchange Commission, National Association of Securities Dealers, Inc. and Nasdaq National Market fees, are in each case estimated.
--------------

*   To be completed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    In accordance with Section 145 of the Delaware General Corporation Law,
Article VIII of our first amended and restated certificate of incorporation provides that no director of Stride be personally liable to Stride, its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to Stride or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) in respect of unlawful dividend payments or stock redemptions or repurchases, or (4) for any transaction from which the director derived an improper personal benefit. In addition, the first amended and restated certificate of incorporation provides that if the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

    Article V of our amended and restated by-laws provides for indemnification by Stride of its officers and certain non-officer employees under certain circumstances against expenses, including attorneys fees, judgments, fines and amounts paid in settlement, reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was an officer or employee of the registrant if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Stride, and, with respect to criminal actions or proceedings, if such person had no reasonable cause to believe his or her conduct was unlawful.

    Under Section 7 of the underwriting agreement filed as Exhibit 1.1 hereto, the underwriters have agreed to indemnify, under certain conditions, Stride, its directors, certain officers and persons who control Stride within the meaning of the Securities Act against certain liabilities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    Set forth in chronological order below is information regarding the number of shares of capital stock issued by the Registrant during the past three years. Further included is the consideration, if any, received by the Registrant for such shares, and information relating to the section of the Securities Act or rule of the Securities and Exchange Commission under which exemption from registration was claimed.

    (1) In June 1998, pursuant to a Securities Purchase and Redemption Agreement, the Registrant sold an aggregate of 24,802.5 shares of the Registrant's Series A Convertible Preferred Stock and warrants to purchase an aggregate of 762,505 shares of common stock for an aggregate purchase price of $24,802,500 and 1,237,505 shares of the Registrant's common stock for an aggregate purchase price of $5,197,500 to Summit Ventures IV, L.P., Summit Subordinated Debt Fund II, L.P., Summit V Ventures, L.P., Summit V Advisors Fund, L.P., Summit Advisors V (QP), L.P. and Summit Investors III, L.P., in reliance upon the exemption from registration under Regulation D of the Securities Act.

    (2) In June 1998, pursuant to Restricted Stock Award Agreements, the Registrant issued an aggregate of 290,710 shares of restricted common stock to seven employees in reliance upon the exemption from registration under Rule 701 promulgated under the Securities Act.

    (3) In June 1998, pursuant to Non-Qualified Stock Option Agreements, the Registrant granted options to purchase up to an aggregate of 232,560 shares of common stock to four directors in reliance upon the exemption from registration under Rule 701 promulgated under the Securities Act.

    (4) In June 1998, pursuant to a Restricted Stock Award Agreement, the Registrant sold an aggregate of 11,628 shares of restricted common stock for an aggregate purchase price of $160,001 to the Registrant's Chief Financial Officer in reliance upon the exemption from registration under Rule 701 promulgated under the Securities Act.

    (5) In July 1998, pursuant to a Non-Qualified Stock Option Agreement, the Registrant granted options to purchase up to an aggregate of 46,512 shares of common stock to the Registrant's Chief Financial Officer in reliance upon the exemption from registration under Rule 701 promulgated under the Securities Act.

    (6) In August 1998, pursuant to a Non-Qualified Stock Option Agreement, the Registrant granted options to purchase up to an aggregate of 14,535 shares of common stock to one director in reliance on the exemption from registration under Rule 701 promulgated under the Securities Act.

    (7) In April 1999, pursuant to Non-Qualified Stock Option Agreements, the Registrant granted options to purchase up to an aggregate of 45,883 shares of common stock to one director and the Registrant's Chief Financial Officer in reliance on the exemption from registration under Rule 701 promulgated under the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    +             1.1   Form of Underwriting Agreement.
    +             2.1   Securities Purchase and Redemption Agreement, dated as of June 4, 1998, by and among the Registrant, the Principal Stockholders and the Purchasers named therein (excluding schedules, which the Registrant agrees to furnish supplementally to the Commission upon request).
    +             3.1   Second Amended and Restated Certificate of Incorporation of the Registrant.

    +             3.2   Form of Third Amended and Restated Certificate of Incorporation of the
                        Registrant (to be effective upon consummation of this offering).
    +             3.3   By-laws of the Registrant.
    +             3.4   Form of Amended and Restated By-laws of the Registrant (to be effective upon consummation of this offering)
    +             4.1   Specimen certificate for shares of common stock, $.01 par value, of the
                        Registrant.
                  5.1   Opinion of Goodwin, Procter & Hoar LLP as to the validity of the securities being offered.
    +            10.1   Shareholders' Agreement, dated June 4, 1998, between the Registrant and the
                        Shareholders named therein.
    +            10.2   Registration Rights Agreement, dated June 4, 1998, between the Registrant and the Shareholders named therein.
    +            10.3   Warrant Agreement, dated June 4, 1998, between the Registrant and the Purchasers named therein.
    +            10.4   Second Amendment and Restatement of the 1998 Stock Option and Grant Plan of the
                        Registrant.
    +            10.5   Form of standard Non-Qualified Stock Option Agreement.
    +            10.6   Form of standard Restricted Stock Award Agreement.
    +            10.7   Form of Non-Qualified Stock Option Agreement issued to Rachel C. Burnett, John
                        J. Devine, Alan P. Matthews and Michael C. Robichaud on June 4, 1998.
    +            10.8   Form of Amended and Restated Restricted Stock Award Agreement between the
                        Registrant and Glen P. Froio, Bethann G. Gilfeather and other senior level employees entered into on November 16, 1998.
    +            10.9   Form of Non-Solicitation, Non-Competition and Non-Disclosure Agreement, dated
                        June 4, 1998, between the Registrant and Michael C. Robichaud, Rachel C.
                        Burnett, John J. Devine, and Alan P. Matthews entered into on June 4, 1998.
    +            10.10  Amended and Restated Employment Agreement, dated March 19, 1999, between the
                        Registrant and Michael C. Robichaud.
    +            10.11  Promissory Note, dated July 14, 1998, from Anthony J.M. Groves in favor of the
                        Registrant.
    +            10.12  Subordinated Debenture D-1 Due August 4, 2003 of the Registrant.
    +            10.13  Subordinated Debenture D-2 Due August 4, 2003 of the Registrant.
    +            10.14  Revolving Credit and Term Loan Agreement, dated as of June 4, 1998, among the
                        Registrant, BankBoston, N.A. and other lending institutions named therein.
    +            10.15  First Amendment to Revolving Credit and Term Loan Agreement, dated as of August
                        10, 1998, among the Registrant, BankBoston, N.A. and the other lending institutions named therein.
    +            10.16  Second Amendment to Revolving Credit and Term Loan Agreement, dated as of
                        December 31, 1998, among the Registrant, BankBoston, N.A. and the other lending institutions named therein.
    +            10.17  Third Amendment to Revolving Credit and Term Loan Agreement, dated as of March
                        16, 1999, among the Registrant, BankBoston, N.A. and the other lending institutions named therein.
    +            10.18  Subordination and Intercreditor Agreement, dated as of June 4, 1998, among
                        BankBoston, N.A., Summit Investors III, L.P., Summit Subordinated Debt Fund II,
                        L.P. and the Registrant.
    +            10.19  Security Agreement, dated as of June 4, 1998, between the Registrant and
                        BankBoston, N.A.
    +            10.20  Interest Rate Collar Transaction Letter Agreement, dated July 31, 1998, between the registrant and BankBoston, N.A.

    +            10.21  Fourth Amendment to Revolving Credit and Term Loan Agreement, dated as of June
                        1, 1999, among Registrant, BankBoston, N.A. and the other lending institutions named therein.
    +            11.1   Computation of income per common share.
                 23.1   Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto).
    +            23.2   Consent of Deloitte & Touche LLP.
    +            24.1   Powers of Attorney (included on page II-5).
    +            27.1   Financial Data Schedule.


------------------------

*   To be filed by amendment to this Registration Statement.

+   Previously filed.

    (B) FINANCIAL STATEMENT SCHEDULES

    All schedules have been omitted because they are not required or because the required information is given in our Financial Statements or Notes to those statements.

ITEM 17. UNDERTAKINGS

    The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 6 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on June 14, 1999.


                                STRIDE & ASSOCIATES, INC.

                                BY:          /S/ MICHAEL C. ROBICHAUD
                                     ----------------------------------------
                                               Michael C. Robichaud
                                      PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 6 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                President, Chief Executive
   /s/ MICHAEL C. ROBICHAUD       Officer and Director
------------------------------    (Principal Executive         June 14, 1999
     Michael C. Robichaud         Officer)

                                Chief Financial Officer
              *                   (Principal Financial
------------------------------    Officer and Principal        June 14, 1999
     Anthony J.M. Groves          Accounting Officer)

              *                 Director
------------------------------                                 June 14, 1999
      Rachel C. Burnett

              *                 Director
------------------------------                                 June 14, 1999
       Scott C. Collins

              *                 Director
------------------------------                                 June 14, 1999
        John J. Devine

              *                 Director
------------------------------                                 June 14, 1999
       Alan P. Matthews

              *                 Director
------------------------------                                 June 14, 1999
         James C. New

              *                 Director
------------------------------                                 June 14, 1999
      Thomas S. Roberts


               /S/ MICHAEL C. ROBICHAUD
       ----------------------------------------
                 Michael C. Robichaud
  *By:             Attorney-in-Fact